                             CENTURA SOFTWARE CORPORATION

                          Condensed Consolidated Balance Sheet
                                    (IN THOUSANDS)

                                                                                             JANUARY 31
                                                   JANUARY 31      NOTE          PRIVATE        1998
                                                       1998     CONVERSION(1)  PLACEMENT(2)   PRO FORMA
                                                   (UNAUDITED)                               (UNAUDITED)
ASSETS

Cash & cash equivalents                                  3,587                    1,870           5,457
Accounts receivable, net                                10,561                                   10,561
Other current assets                                     2,941                                    2,941
                                                    ---------------------------------------------------
  Total current assets                                  17,089         --         1,870          18,959
Other assets, non current                                8,714                                    8,714
                                                    ---------------------------------------------------
  Total assets                                          25,803         --         1,870          27,673
                                                    ---------------------------------------------------
                                                    ---------------------------------------------------

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current portion of long-term debt                        12,182   (12,182)                           --
Accounts payable and accrued liabilities                  9,499                                   9,499
Deferred revenue                                         12,921                                  12,921
                                                    --------------------------------------------------
  Total current liabilities                              34,602   (12,182)           --          22,420
Long-term debt, less current portion                                                                 --
Other long-term liabilities                                 856                                     856
                                                    ---------------------------------------------------
Total liabilities                                        35,458   (12,182)           --          23,276

Shareholder's Equity/(Deficit)                           (9,655)   12,182         1,870           4,397
                                                    ---------------------------------------------------
  Total liabilities and shareholder's deficit            25,803        --         1,870          27,673
                                                    ---------------------------------------------------
                                                    ---------------------------------------------------

1) Note conversion to equity of $12,182,000, includes the $10,000,000 Note and $2,182,000 in accrued interest through January 31, 1998.
2) Private Placement reflects gross proceeds of $2,470,000, less estimated total transaction expenses of $600,000.